Exhibit 99.4

NOTICE OF APPOINTMENT

OF SUCCESSOR TRUSTEE

To the holders of Textron Financial Canada Funding Corp. Medium Term Notes identified on attached Annex 1 (the “Securities”)

NOTICE IS HEREBY GIVEN that Textron Financial Canada Funding Corp. (the “Company”) has received a notice of resignation from U.S. Bank National Association (successor to SunTrust Bank), as Trustee, Paying Agent and Registrar pursuant to Section 5.8 of the Indenture dated November 20, 2001, as amended and supplemented by the First Supplemental Indenture dated as of November 16, 2006 (as amended, the “Indenture”), and as Calculation Agent under the Calculation Agent Agreement dated November 16, 2006, such resignation to be effective December 17, 2007.]

NOTICE IS HEREBY FURTHER GIVEN that pursuant to Section 5.8 of the Indenture, the Company has appointed The Bank of New York Trust Company, N.A., a national banking association, as successor Trustee, Paying Agent and Registrar under the Indenture and Calculation Agent under the Calculation Agent Agreement. The Bank of New York Trust Company, N.A has, pursuant to Section 5.9 of the Indenture, accepted such appointment to be effective December 17, 2007. The address of the Corporate Trust Office of The Bank of New York Trust Company, N.A is 222 Berkeley Street, 2nd Floor, Boston, Massachusetts 02116, and Attention: Corporate Finance. Securities being sent to The Bank of New York Trust Company, N.A for payment, registration of transfer or exchange should be sent to the following address:

By Mail or Overnight Courier:

The Bank of New York

One Wall Street, 3rd Floor,

INCOMING WINDOW

New York, NY 10286

TRUST A/C # [insert account number & name]

Textron Financial Canada Funding Corp., as Issuer

Textron Financial Corporation, as Guarantor

U.S. Bank National Association, as Resigning Trustee

Dated: December 17, 2007

Annex 1

Textron Financial Canada Funding Corp.

Outstanding	Effective Date	Maturity Date	CUSIP
Cdn$60,000,000.00	1/29/2007	1/29/2010	CA88319ZAK99
100,000,000.00	2/15/2006	2/17/2009	CA88319ZAB87
130,000,000.00	4/1/2005	4/1/2008	CA88319ZAJ27
80,000,000.00	4/9/2007	4/30/2010	CA88319ZAL72
80,000,000.00	8/31/2007	3/2/2009	CA88319ZAM55